UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-23298 (Commission File Number)	33-0537669 (IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of principal executive offices)		92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On May 15, 2006, the Compensation Committee of the Board of Directors of QLogic Corporation, a Delaware corporation (the “Company”), granted options under the Company’s 2005 Performance Incentive Plan to the Named Executive Officers identified below.

Name and Principal Position	No. of Shares Subject to Option
H.K. Desai, President and Chief Executive Officer	550,000

Anthony J. Massetti, Senior Vice President and Chief Financial Officer	75,000

Denis Maynard, Senior Vice President	55,000
     The exercise price for each option is the closing price of a share of the Company’s Common Stock on the grant date (May 15, 2006) and each option vests over a four year term, with 25% vesting on the first anniversary of the grant date, and 6.25% vesting on a quarterly basis for the remaining three years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
May 17, 2006	/s/ Michael L. Hawkins
Michael L. Hawkins
Vice President and General Counsel